AMENDMENT NO. 11

TO ADMINISTRATIVE SERVICES AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Financial for Lutherans (“TFL”) and Thrivent Series Fund, Inc. (the “Corporation”) hereby agree that, with respect to the Administrative Services Agreement dated January 1, 2009, as amended, between TFL and the Corporation (the “Agreement”), is hereby amended to reflect that effective August 31, 2020, the Agreement is amended to reflect that Thrivent Partner Growth Stock Portfolio has merged into Thrivent Large Cap Growth Portfolio.

A revised Schedule A is attached hereto.

THRIVENT SERIES FUND, INC.

By	/s/ David S. Royal
David S. Royal
President and Chief Investment Officer

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Gerard V. Vaillancourt
Gerard V. Vaillancourt
Vice President and Mutual Funds Chief Financial Officer

Schedule A

1.	Thrivent Aggressive Allocation Portfolio
2.	Thrivent All Cap Portfolio
3.	Thrivent Balanced Income Plus Portfolio
4.	Thrivent Diversified Income Plus Portfolio
5.	Thrivent ESG Index Portfolio
6.	Thrivent Global Stock Portfolio
7.	Thrivent Government Bond Portfolio
8.	Thrivent High Yield Portfolio
9.	Thrivent Income Portfolio
10.	Thrivent International Allocation Portfolio
11.	Thrivent International Index Portfolio
12.	Thrivent Large Cap Growth Portfolio
13.	Thrivent Large Cap Index Portfolio
14.	Thrivent Large Cap Value Portfolio
15.	Thrivent Limited Maturity Bond Portfolio
16.	Thrivent Low Volatility Portfolio
17.	Thrivent Mid Cap Growth Portfolio
18.	Thrivent Mid Cap Index Portfolio
19.	Thrivent Mid Cap Stock Portfolio
20.	Thrivent Mid Cap Value Portfolio
21.	Thrivent Moderate Allocation Portfolio
22.	Thrivent Moderately Aggressive Allocation Portfolio
23.	Thrivent Moderately Conservative Allocation Portfolio
24.	Thrivent Money Market Portfolio
25.	Thrivent Multidimensional Income Portfolio
26.	Thrivent Opportunity Income Plus Portfolio
27.	Thrivent Partner Emerging Markets Equity Portfolio
28.	Thrivent Partner Healthcare Portfolio
29.	Thrivent Real Estate Securities Portfolio
30.	Thrivent Small Cap Growth Portfolio
31.	Thrivent Small Cap Index Portfolio
32.	Thrivent Small Cap Stock Portfolio